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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


                                October 22, 1997
                Date of Report (Date of earliest event reported)





                       FIRST VIRTUAL HOLDINGS INCORPORATED
             (Exact name of registrant as specified in its charter)



          Delaware                    000-21751                  33-0612860
----------------------------   ------------------------      -------------------
(State or other jurisdiction   (Commission File Number)        (I.R.S. Employer
      of incorporation)                                      Identification No.)



                         11975 El Camino Real, Suite 300
                        San Diego, California 92130-2543
                    (Address of principal executive offices)

                                 (619) 793-2700
              (Registrant's telephone number, including area code)



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ITEM 5.        OTHER EVENTS


        On October 22, 1997, First Virtual Holdings Incorporated (the "Company") issued and sold an aggregate of 1,000 shares of its Series A Preferred Stock (the "Series A Preferred Stock") and warrants to purchase 850,000 shares of Common Stock at an exercise price of $5.75 per share (the "Warrants"). The securities were issued and sold to accredited investors (the "Investors") in a private offering pursuant to Regulation D of the Securities Act of 1933, as amended (the "Private Placement"). Gross proceeds to the Company were $5,000,000.

        Each share of Series A Preferred Stock is convertible into the number of shares of the Company's common stock (the "Common Stock") equal to (i) the purchase price per share ($5,000) divided by (ii) the Conversion Price. Subject to certain adjustment provisions, the Conversion Price is equal to the lower of
(a) $5.50 or (b) 80% of the average closing bid price on the Nasdaq National Market ("Nasdaq") during the last ten days prior to the date of conversion. Dividends on the Series A Preferred Stock are payable at a rate of $350 per share per annum, either in cash or in shares of Common Stock.

        Unless and until the Company's stockholders approve the Private Placement at the Company's 1998 annual meeting of stockholders, no shares of Common Stock shall be issuable upon conversion of the Series A Preferred Stock or as dividends on the Series A Preferred Stock if such issuance would cause the total number of shares of Common Stock issued to the Investors to exceed 1,760,000 shares. In addition, the Warrants will not be exercisable unless and until the Private Placement is approved by the Company's stockholders. Any shares of Series A Preferred Stock which cannot be converted into Common Stock because the stockholders fail to approve the transaction will be redeemed by the Company at 120% of their original purchase price.

        The Company has agreed to file prior to December 19, 1997, a registration statement under the Securities Act of 1933, as amended, to permit the resale of the Common Stock issuable upon conversion of the Series A Preferred Stock and upon exercise of the warrants.

        In connection with the closing of the Private Placement, the Company paid to a placement agent a commission fee of $50,000.

        The Company's press release announcing the sale of the Series A Preferred Stock, the Certificate of Designation of the Series A Preferred Stock, and the form of Private Placement Purchase Agreement are filed as exhibits to this Current Report on Form 8-K. This summary description of the transaction is qualified in its entirety by reference to the documents filed as exhibits hereto.


ITEM 7.        FINANCIAL STATEMENTS AND EXHIBITS.

        (c)     Exhibits in accordance with Item 601 of Regulation S-K:

        Exhibits.

        99.1    Press Release dated October 23, 1997.

        99.2 Certificate of Designations of Series A Preferred Stock dated October 15, 1997.

        99.3 Form of Private Placement Purchase Agreement dated October 22, 1997 between First Virtual Holdings Incorporated and certain investors.



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                                   SIGNATURES



        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        FIRST VIRTUAL HOLDINGS INCORPORATED



Dated:  October 23, 1997                By: /s/ JOHN M. STACHOWIAK
                                           -------------------------------------
                                           John M. Stachowiak
                                           Vice President, Finance &
                                           Administration and Chief Financial
                                           Officer


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                                INDEX TO EXHIBITS


EXHIBIT                            DESCRIPTION
NUMBER

99.1             Press Release dated October 23, 1997.

99.2             Certificate of Designation of Series A Preferred Stock dated
                 October 15, 1997.

99.3 Form of Private Placement Purchase Agreement dated October 22, 1997 between First Virtual
                 Holdings Incorporated and certain investors.